UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2010

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

_____________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 25, 2010, Park City Group, Inc. (the “Corporation”) held its annual meeting of stockholders.  At the meeting, the following directors were nominated and elected to serve on the Board of Directors until the 2011 annual meeting of stockholders or until their successors are elected and qualified:  Messrs. Randall K. Fields, Robert P. Hermanns, Robert W. Allen, Richard S. Krause, James R. Gillis, Peter T. Brennan and Richard A. Jacobsen.  In addition, the stockholders ratified the appointment of HJ & Associates, LLC as the Corporation’s independent auditors for the fiscal year ending June 30, 2010.  The number of votes cast for, against and withheld, as well as the number of abstentions as to each matter, including a separate tabulation with respect to each nominee to the Board of Directors, follows:

Election of Directors

Randall K. Fields:  7,550,068 FOR, 756 WITHHELD, 550 ABSTAIN.

Robert P. Hermanns:  7,549,628 FOR, 1,196 WITHHELD, 550 ABSTAIN.

Robert W. Allen:  7,550,068 FOR, 756 WITHHELD, 550 ABSTAIN.

Richard S. Krause:  7,285,116 FOR, 265,708 WITHHELD, 550 ABSTAIN.

James R. Gillis:  7,550,051 FOR, 773 WITHHELD, 550 ABSTAIN.

Peter T. Brennan:  7,550,011 FOR, 813 WITHHELD, 550 ABSTAIN.

Richard A. Jacobsen:  7,549,651 FOR, 1,173 WITHHELD, 550 ABSTAIN.

Proposal to ratify the appointment of HJ & Associates, LLC  as the Company’s independent auditors for the fiscal year ended June 30, 2010:  7,537,193 FOR, 3 AGAINST, and 14,178 ABSTAIN.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2010	PARK CITY GROUP, INC.

By: /s/ Randall Fields Chief Executive Officer